Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (213) 745-0517	Rich Goudis Chief Financial Officer (213) 745-0443

HERBALIFE LTD. ANNOUNCES FIRST QUARTER DIVIDEND
The Company Authorizes New $300 Million Share Repurchase Program
Two New Board Members Elected

LOS ANGELES, April 30, 2009 — Herbalife Ltd. (NYSE: HLF) today reported that its board of directors approved a quarterly cash dividend of $0.20 per share to shareholders of record effective May 22, 2009, payable on June 5, 2009.

The company announced today that its board of directors authorized a new program for the company to repurchase up to $300 million of Herbalife common stock during the next two years, at such times and prices as determined by company management, as market conditions may warrant. The company’s original share repurchase program, initially authorized on April 18, 2007 for $300 million, concluded on April 17, 2009. Under this program, the board of directors increased the authorization level to $450 million on August 23, 2007 and further increased the authorized amount to $600 million on May 20, 2008. During the period of this authorization, the company repurchased 13.7 million shares at an aggregate cost of $502.8 million, representing approximately 18 percent of the fully diluted share base since the initial authorization.

Michael O. Johnson, the company’s chairman and chief executive officer said, “We have a unique distributor-driven business model that is not fully appreciated by the investment community. The actions of the board reinforce our belief that our shares are undervalued at current prices, and that we are authorized to use excess cash, as appropriate, to repurchase our shares.”

Two new board members, Pedro Cardoso and Murray H. Dashe, were each elected to the company’s board for a three-year term. Additionally, Colombe Nicholas was reelected for an additional three-year term.

Cardoso has been an Herbalife independent distributor for 17 years and a member of the company’s prestigious Chairman’s Club since 2005. He built a successful organization of Herbalife independent distributors in more than 20 countries. He has been active in training Herbalife distributors around the world, and is a member of various strategy and planning groups for the company. He is also an active volunteer for the Herbalife Family Foundation. Prior to joining Herbalife, Cardoso served as the transportation supervisor of the Avon Company from 1990 – 1992. He received his degree in applied mathematics from the Autonomous University of Lisbon.

Dashe has been a member of the board of directors of Union Bank of California NA since 2006. He was a member of the board of directors of Longs Drug Stores Corporation from 2002 until November 2008 and served as its lead independent director from May 2006 through November 2008. From 1997 to 2005 he was with Cost Plus World Market where he most recently served as its chairman, president and chief executive officer. Dashe received his Bachelor of Arts in economics from Albright College and his Masters of Arts in industrial relations from Saint Francis University.

“We are pleased and proud to have Pedro Cardoso and Murray Dashe join our board,” said Johnson. “Pedro’s business skills and his perspective from many years of experience as a successful Herbalife independent distributor will be of great value to me and the board, as will Murray’s experience as a former chairman, president and CEO, in addition to that of his outstanding business career.”

First Quarter Earnings Conference Call

Herbalife’s senior management team will host an investor conference call to discuss its first quarter 2009 financial results and provide an update on current business trends on Tuesday, May 5 at 8 a.m. PDT (11 a.m. EDT).

The dial-in number for this conference call for domestic callers is (866) 219-5268 and (703) 639-1120 for international callers.  Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the company’s Web site at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (866) 837-8032 (domestic callers) and (703) 925-2474 (international callers) and entering access code 336024.  The webcast of the teleconference will be archived and available on Herbalife’s Web site. The webcast of the teleconference will be archived and available on Herbalife’s Web site.

About Herbalife Ltd.

Herbalife Ltd. is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 70 countries through a network of over 1.9 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to bring good nutrition to children. Please visit Herbalife Investor Relations for additional financial information.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our distributors;

•	adverse publicity associated with our products or network marketing organization;

•	uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	improper action by our employees or international distributors in violation of applicable law;

•	changing consumer preferences and demands;

•	loss or departure of any member of our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;

•	risks associated with operating internationally, including foreign exchange and devaluation risks;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance on our management team;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes and other tax regulations, and changes thereto;

•	taxation relating to our distributors;

•	product liability claims;

•	any collateral impact resulting from the ongoing worldwide financial “crisis”, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment; and

•	whether we will purchase any of our shares in the open markets or otherwise.